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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3 D/A, No. 33-70212; Form S-3, No. 33-58220;
Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475;
Form S-3/A, No. 333-50477; Form S-3/A, No. 333-93705; Form S-3, No. 333-95525;
Form S-3, No. 333-75576; Form S-4, No. 333-13429; Form S-8, No. 33-68852; Form
S-8, No. 33-57687; Form S-8, No. 33-57695; Form S-8, No. 333-32343; Form S-8,
No. 333-46337; Form S-8, No. 333-73143; Form S-8, No. 333-73145; Form S-8, No.
333-63738; and Form S-8, No. 333-88832) of Atmos Energy Corporation and in the related Prospectuses of our report dated November 8, 2002, with respect to the consolidated financial statements and schedule of Atmos Energy Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 2002.




                                                  ERNST & YOUNG LLP

Dallas, Texas
November 22, 2002